UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

APPLIFE DIGITAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-564144	82-4868628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Anacapa Street, Suite C, Santa Barbara, CA 93101

(Address of principal executive offices) (Zip Code)

(805) 500-3205

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03  Material Modification to Rights of Security Holders.

On May 22, 2026, the Board of Directors (the “Board”) of APPlife Digital Solutions, Inc. (the “Company”) approved a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of one-for-two hundred fifty (1-for-250) (the “Reverse Stock Split”). The Reverse Stock Split was authorized by the Company’s stockholders at a Special Meeting of Stockholders held on April 10, 2025, at which the stockholders authorized the Board to effect a reverse stock split at a ratio ranging from 1-for-100 up to 1-for-1,000, with the final ratio to be determined by the Board.

To effect the Reverse Stock Split, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada. The Reverse Stock Split is expected to become effective at 12:01 a.m. on June 12, 2026 (the “Effective Time”).

At the Effective Time, every two hundred fifty (250) shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one (1) share of common stock. The Reverse Stock Split will not affect the number of authorized shares of preferred stock, the par value of the common stock, or the rights of stockholders, except for adjustments that result from the treatment of fractional shares described below.

No fractional shares will be issued in connection with the Reverse Stock Split. Any stockholder who would otherwise be entitled to receive a fractional share of common stock as a result of the Reverse Stock Split will instead receive one (1) whole share of common stock in lieu thereof (i.e., fractional shares will be rounded up to the next whole share).

The Reverse Stock Split will apply to the shares of common stock issuable upon the exercise of the Company’s outstanding warrants and stock options, with proportionate adjustments to be made to the exercise prices thereof in accordance with their terms.

Stockholders holding shares through a broker, bank, or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split and will not need to take any action. Registered stockholders holding shares in book-entry form will have their accounts automatically updated.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

As described in Item 3.03, the Company filed the Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to effect the Reverse Stock Split, which is expected to become effective at 12:01 a.m. on June 12, 2026.

In connection with the Reverse Stock Split, the Company’s common stock has been assigned a new CUSIP number, 03829G206. In addition, the Company’s common stock is expected to begin trading on the OTC Markets on a split-adjusted basis when the market opens on June 12, 2026, under the temporary trading symbol “ALDSD” for a period of 20 business days to indicate the Reverse Stock Split. After 20 business days, the trading symbol is expected to revert to “ALDS.”

Item 8.01  Other Events.

On June 12, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Reverse Stock Split is intended to improve the marketability and liquidity of the Company’s common stock.

The information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release of APPlife Digital Solutions, Inc., dated June 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIFE DIGITAL SOLUTIONS, INC.

By: /s/ Barrett Evans
Name: Barrett Evans
Title: Chief Financial Officer
Date: June 12, 2026